SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 5, 2001

                              FINITY HOLDINGS INC.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                   [001-13749]
                            (Commission File Number)

                                   11-3210792
                       (IRS Employer Identification No.)

                          PMB 191-2342 Shattuck Avenue
                              Berkeley, California       94704
               (Address of Principal Executive Offices) (Zip Code)

        Registrant telephone number, including area code: (510) 666-1214

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Library: Columbus;  Document #: 210199v2

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 5, 2001, Finity Holdings Inc. (the ompany completed the sale of all of the outstanding capital stock of the Company wholly owned subsidiaries, Finity Corporation ( inity and Fi-Scrip, Incorporated ( i-Scrip together with Finity, the arget Companies , to Rationale, Inc., a Nevada corporation ( ationale (the ransaction , for the consideration and upon the terms as set forth in the Stock Purchase Agreement dated as of June 1, 2001 by and between the Company and Rationale (the tock Purchase Agreement .

     Pursuant to the Stock Purchase Agreement, the Company received as consideration for the Transaction a non-negotiable promissory note due and payable on October 1, 2001 for $200,000. The consideration exchanged by the parties was negotiated at arms length between the Company and Rationale.

     In accordance with the terms of the Stock Purchase Agreement, Rationale further agreed to (i) pay the Company the aggregate amount of $1,000,000, to be used to pay the Target Companies trade payables, (ii) loan the Target Companies, for a period of time concluding on October 1, 2001, an amount equal to the difference between the Target Companies current ordinary and necessary expenses and operating revenue, to the extent the Target Companies current ordinary and necessary business expenses exceed operating revenue, on an aggregate basis, and
(iii) contribute capital to Finity in the amount of $250,000, to be used to pay certain obligations pursuant to a software license agreement.

     Prior to the consummation of the Transaction, CNG Financial Corporation, owner of 67% of the outstanding common stock of the Company ( hareholder , in addition to an equity investment of $5.0 million, the Shareholder had made several loans to the Company in the aggregate amount of $1,317,401.99 (the hareholder Loans . The Company used the proceeds of the Shareholder Loans to make inter- company loans to Finity and Fi-Scrip in amounts of $1,032,401.99 and $285,000 respectively to fund the Target Companies operations.

     In connection with the terms of the Transaction, the Shareholder purchased a convertible promissory note in the amount of $1,032,401.99 from Finity (the inity Note and a convertible promissory note in the amount of $285,000 from Fi-Scrip (the i-Scrip Note together with the Finity Note, the onvertible Notes. Finity and Fi-Scrip used the proceeds from the sale of the Convertible Notes to repay their respective inter-company obligations to the Company. The Company then paid the Shareholder the $1,317,409.99 due and payable under the Shareholder Loans. The Convertible Notes each have a term of five years, and bear interest at the rate of 10% per annum payable in quarterly installments. Each of the Convertible Notes is convertible after June 1, 2002 into a 50% equity interest in the Target Companies on a fully diluted basis.

Pursuant to the terms of the Transaction a David Davis, Allen L. David, Jared David, Olan Beard, Bob Feldman, Mark Ruehlmann and Michael Beard resigned from the Board of Directors. Michael Beard resigned as the Chief Executive Officer of the Company and Olan Beard resigned as President of the Company. Gary K. Jennings was appointed the interim President and Director of the Company, effective immediately. The new address for the Company is PMB 191-2342 Shattuck Avenue, Berkeley, California 94704 and the telephone address for the Company is
(510)666-1214, e-mail address garykjennings@msn.com. The Company is attempting to locate and negotiate with a business entity for a combination of that target company with Finity.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (b)     PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial statements are hereby included in this report:

      Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2001

      Unaudited Pro Forma Condensed Combined Statements of Income:

         Three months ended March 31, 2001
         Year ended December 31, 2000

      Notes to Unaudited Pro Forma Financial Information

                              FINITY HOLDINGS, INC.
                 Consolidated Pro Forma Statement of Operations
                        Three Months Ended March 31, 2001

                                                                         Pro Forma                Pro Forma
                                                   March 31,             Adjusting                March 31,
                                                     2001                 Entries                    2001
                                               ------------------    ----------------------    -----------------
    Revenue
        Credit card                          $           373,696   $          (373,696)B     $                0
        Mail operations                                   20,880               (20,880)B                      0
        Merchant processing fees                         210,825              (210,825)B                      0
        Other                                                886                  (886)B                      0
                                               ------------------    ------------------        -----------------
            Total operating revenue                      606,287              (606,287)B                      0

    Expenses

        Salaries and employee benefits                   606,887              (606,887)B                      0
        Equipment and software lease                     301,084              (301,084)B                      0
        Facilities rent                                   61,155               (61,155)B                      0
        Repair and maintenance                            75,698               (75,698)B                      0
        Depreciation                                      84,144               (84,144)B                      0
        Computer and office supplies                       9,375                (9,375)B                      0
        Telephone                                         67,368               (67,368)B                      0
        Professional and outside services                143,408               (29,613)B                113,795
        Travel and entertainment                           9,619                (9,619)B                      0
        Other operating                                   94,692               (78,197)B                 16,495
                                               ------------------    ------------------        -----------------
            Total operating expenses                   1,453,430            (1,323,140)B                130,290
                                               ------------------    ------------------        -----------------

    (Loss) income from operations                       (847,143)              716,853 B               (130,290)

    Other (expense) income

        Gain on sale of subsidiary                             0               200,000 B                200,000
        Interest income                                    5,833                (5,833)B                      0
        Interest expense                                 (35,183)               35,183 B                      0
                                               ------------------    ------------------        -----------------
            Total other (expense) income                 (29,350)               29,350 B                200,000
                                               ------------------    ------------------        -----------------

    (Loss) income before tax                            (876,493)              746,203 B                 69,710

        Income tax expense (benefit)                           0                     0                        0
                                               ------------------    ----------------------    -----------------

    Net (loss) income                        $          (876,493)  $           746,203 B     $           69,710
                                               ==================    ==================        =================

    Earnings per Share

        Basic (loss) income                  $             (0.02)                 0.02 B     $             0.00
        Diluted (loss) income                              (0.02)                 0.02 B                   0.00

                              Finity Holdings, Inc.
                        Pro Forma Information - Unaudited

Note :        Basis of Presentation

The accompanying unaudited pro forma financial statements ("the Statements") have been prepared in accordance with presentation guidelines set forth for pro forma financial statements. Therefore, they are not historical in nature and do not include all information and footnotes necessary for a fair presentation of financial position and results of operations in conformity with generally accepted accounting principles. The Statements are not necessarily indicative of the financial position and results of operations and cash flows that would have been attained if the transactions or events had actually taken place on the date depicted and should be read in conjunction with the related historical financial information.

The Statements present the financial position and results of operations as if the events, in the following paragraphs, had occurred on January 1, 2001. Additionally, the results of operations for the year ended December 31, 2000 are presented as if the events, in the following paragraphs, had occurred on January 1, 2000. Presenting the Statements in this manner accomplishes the following:

     A,B The pro forma consolidated statements of operations for the three months ended March 31, 2001 and the year ended December 31, 2000, reflect the actual consolidated results of operations for the two periods recorded in the Company's historic financial statements together with the pro forma adjusting entries reflecting the divestiture of both of the operating subsidiaries of Finity Holdings, Inc. As a result, the consolidated pro forma results of operations simply eliminate the results of operations of Finity Corporation and Fi-Scrip for the periods presented.

     C The pro forma consolidated balance sheet at March 31, 2001, reflects the actual consolidated balance sheet recorded in the Company's historical financial statements together with the pro forma adjusting entries reflecting the divestiture of both of Finity Holdings, Inc.'s operating subsidiaries. As a result, the pro forma consolidated balance sheet at March 31, 2001, reflects the sole assets, liabilities and stockholder equity of Finity Holdings, Inc.

On June 5, 2001, Finity Holdings Inc. (the "Company") completed the sale of all of the outstanding capital stock of the Company's wholly owned subsidiaries, Finity Corporation ("Finity") and Fi- Scrip, Incorporated ("Fi-Scrip", together with Finity, the "Target Companies"), to Rationale, Inc., a Nevada corporation ("Rationale") (the "Transaction"), for the consideration and upon the terms as set forth in the Stock Purchase Agreement dated as of June 1, 2001 by and between the Company and Rationale (the "Stock Purchase Agreement").

Pursuant to the Stock Purchase Agreement, the Company received as consideration for the Transaction a non-negotiable promissory note due and payable on October 1, 2001 for $200,000. The consideration exchanged by the parties was negotiated at arms length between the Company and Rationale.

In accordance with the terms of the Stock Purchase Agreement, Rationale further agreed to (i) pay the Company the aggregate amount of $1,000,000, to be used to pay the Target Companies' trade payables, (ii) loan the Target Companies, for a period of time concluding on October 1, 2001, an amount equal to the difference between the Target Companies current ordinary and necessary expenses and operating revenue, to the extent the Target Companies current ordinary and necessary

                              Finity Holdings, Inc.
                        Pro Forma Information - Unaudited

business expenses exceed operating revenue, on an aggregate basis, and (iii) contribute capital to Finity in the amount of $250,000, to be used to pay certain obligations pursuant to a software license agreement.

Prior to the consummation of the Transaction, CNG Financial Corporation, owner of 67% of the outstanding common stock of the Company ("Shareholder"), in addition to an equity investment of $5.0 million, the Shareholder had made several loans to the Company in the aggregate amount of $1,317,401.99 (the "Shareholder Loans"). The Company used the proceeds of the Shareholder Loans to make inter-company loans to Finity and Fi-Scrip in amounts of $1,032,401.99 and $285,000 respectively to fund the Target Companies' operations.

In connection with the terms of the Transaction, the Shareholder purchased a convertible promissory note in the amount of $1,032,401.99 from Finity (the "Finity Note") and a convertible promissory note in the amount of $285,000 from Fi-Scrip (the "Fi-Scrip Note", together with the Finity Note, the "Convertible Notes"). Finity and Fi-Scrip used the proceeds from the sale of the Convertible Notes to repay their respective inter-company obligations to the Company. The Company then paid the Shareholder the $1,317,409.99 due and payable under the Shareholder Loans. The Convertible Notes each have a term of five years, and bear interest at the rate of 10% per annum payable in quarterly installments. Each of the Convertible Notes is convertible after June 1, 2002 into a 50% equity interest in the Target Companies on a fully diluted basis.

      (c) EXHIBITS

2.1 Stock Purchase Agreement dated as of June 1, 2001 by and between Rationale, Inc. and Finity Holdings, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 16, 2001                       FINITY HOLDINGS INC.
                                             (Registrant)

                                             By: /s/ Gary Jennings
                                             --------------------
                                                     Gary Jennings
                                                     President

                                       -3-